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                                    EXHIBIT A
                             JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13D filed with respect to the Common Stock of Quanta Services, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

Dated: March 2, 2004


                                        FIRST RESERVE FUND IX, L.P.

                                        By: First Reserve GP IX, L.P.,
                                             General Partner
                                        By: First Reserve GP IX, Inc.,
                                             General Partner


                                        By: /s/ THOMAS R. DENISON
                                            ------------------------------------
                                        Name:  Thomas R. Denison
                                        Title: Managing Director



                                        FIRST RESERVE GP IX, L.P.

                                        By: First Reserve GP IX, Inc.,
                                            General Partner


                                        By: /s/ THOMAS R. DENISON
                                            ------------------------------------
                                        Name:  Thomas R. Denison
                                        Title: Managing Director



                                        FIRST RESERVE GP IX, INC.


                                        By: /s/ THOMAS R. DENISON
                                            ------------------------------------
                                        Name:  Thomas R. Denison
                                        Title: Managing Director